UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14C INFORMATION
  INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934



Check  the  appropriate  box:
[x] Preliminary  Information  Statement
[  ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14c-5(d)(2))
[  ]Definitive  Information  Statement


                           NETWORK INSTALLATION CORP.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):

[X]  No  fee  required.
[  ] Fee  computed  on  table  below  per  Exchange  Act  Rules 14c-5g and 0-11.
1)   Title  of  each  class  of  securities  to  which  transaction  applies:
2)   Aggregate  number  of  securities  to  which  transaction  applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed  maximum  aggregate  value  of  transaction:
5)   Total  fee  paid:

[  ]  Fee  paid  previously  with  preliminary  materials.
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)  Amount  Previously  Paid:
2)  Form,  Schedule  or  Registration  Statement  No.:
3)  Filing  Party:
4)  Date  Filed:


                           NETWORK INSTALLATION CORP.
                         15235 Alton Parkway, Suite 200
                                Irvine, CA 92618
                                 (949) 753-7551


To  Our  Stockholders:

The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

(i) To amend our Articles of Incorporation to authorize the Board of Directors in its discretion, to effect by a resolution(s), a forward split(s) of the outstanding shares of common stock of the Corporation, with the ratio to be selected and implemented by the Board of Directors in its sole discretion without changing the number of authorized shares of the Corporation.

We have established August 20, 2004 as the Record Date. As of the Record Date, our authorized common stock capitalization consisted of 100,000,000 shares of common stock, $.001 par value per share, of which 11,580,745 shares were issued and outstanding. On the Record Date, holders of a majority of our outstanding common stock executed a written consent in favor of the action described above. This consent satisfies the stockholder approval requirement for the proposed action.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that this Information Statement will be mailed to stockholders on or about September 10, 2004.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of a majority of stockholders satisfies the applicable stockholder voting requirement of Nevada Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Articles of Incorporation. Please read the accompanying Information Statement carefully.

                                  By  Order  of  the  Board  of  Directors,


                                        /s/  Douglas  Leighton
                                        ----------------------------
                                        Douglas  Leighton
                                        Corporate  Secretary
September  10,  2004

                           NETWORK INSTALLATION CORP.
                         15235 Alton Parkway, Suite 200
                                Irvine, CA 92618
                                 (949) 753-7551

                              ---------------------
                              INFORMATION STATEMENT
                              ---------------------

GENERAL

We are providing this Information Statement to you to inform you that we have adopted a resolution by written consent by the holders of a majority of the outstanding shares of our common stock. The resolution gives us the authority to take the following actions:

(i) To amend our Articles of Incorporation to authorize the Board of Directors in its discretion, to effect by a resolution(s), a forward split(s) of the outstanding shares of common stock of the Corporation, with the ratio to be selected and implemented by the Board of Directors in its sole discretion without changing the number of authorized shares of the Corporation.

We have established August 20, 2004 as the Record Date. We are mailing this Information Statement on or about September 10, 2004 to our stockholders of record at the close of business on August 20, 2004. This Information Statement is being sent to you for information purposes only.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of a majority of stockholders satisfies the applicable stockholder voting requirement of Nevada Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.


STOCKHOLDERS  ENTITLED  TO  VOTE

Holders  of  our  common  stock  at  the  close  of  business on August 31, 2004
were  entitled  to  vote.   On  August 20, 2004 we had approximately 11,580,745
shares of common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder.

RESULTS  OF  VOTE

On the Record Date, holders of a majority of our outstanding common stock executed a written consent in favor of the action described above. The amendment was approved by a vote of 8,430,000 shares, or 73% of all shares entitled to vote. This consent satisfies the stockholder approval requirement for the proposed action.

REASON  FOR  THE  POTENTIAL  FORWARD  SPLIT

We believe that a potential forward split will be in the best interests of our stockholders and will allow our stock to trade in a price range that will appeal to more investors. Additionally, we believe that a range of potential exchange ratios, rather than a single exchange ratio, provides the Board with the flexibility to achieve the desired results of the forward stock split.

COST  OF  INFORMATION  STATEMENT

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for expenses incurred in forwarding such material.

INTEREST  OF  PERSONS  ON  MATTERS  TO  BE  ACTED  ON

No officer or director or principal stockholder has a substantial or material interest in the favorable action on these proposals.

DISSENTER'S  RIGHTS  OF  APPRAISAL

Not  Applicable.


   PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF
            DIRECTORS TO EFFECT A FORWARD SPLIT OF OUR COMMON STOCK

The amendment to our Certificate of Incorporation, as amended, will authorize our Board of Directors in its discretion, to effect by a resolution(s), a forward split(s) of the outstanding shares of common stock with the ratio to be selected and implemented by our Board of Directors in its sole discretion without changing the number of our authorized shares and without having to submit such proposal to the shareholders. Accordingly, the Board of Directors has approved such an amendment to our Articles of Incorporation, a copy of which is attached to this Information Statement as Exhibit A.

To affect the forward stock split, we would file an amendment to the Articles of Incorporation with the Nevada Secretary of State. The text of the amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to affect the forward stock split, including the applicable ratio for the forward stock split. If the Board elects to implement the forward stock split, the number of issued and outstanding shares of our Common Stock would be increased in accordance with the selected exchange ratio for the forward stock split. The par value and number of authorized shares of the Common Stock would remain unchanged. The forward stock split would become effective upon filing the amendment to the Articles of Incorporation with the Nevada Secretary of State. No further action on the part of stockholders would be required to either effect or abandon the forward stock split. The Board reserves the right to elect not to proceed and abandon the forward stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

                                    Exhibit A

          Certificate of Amendment of the Certificate of Incorporation

                                       Of

                        NETWORK INSTALLATION CORPORATION

                              ---------------------
                              A NEVADA CORPORATION


The  undersigned  hereby  certifies  as  follows:

     ONE: That they are the President and Secretary, respectively, of Network Installation Corporation, a Nevada Corporation (the "Corporation").

     TWO: That, at a meeting of the Board of Directors held on August 20, 2004, which was ratified by a subsequent stockholders' written consent dated August 20, 2004, the Corporation resolved to amend Article First of its Articles of Incorporation, as follows:

     IT IS RESOLVED, that the Articles of Incorporation are hereby amended to read as follows:

     x: That the Board of Directors be authorized, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect a forward split of the Common Stock of the Corporation on the basis of a ratio within the range of x shares for every one pre-split share of Common Stock, with the ratio to be selected and implemented by the Corporation's Board of Directors in its sole discretion (the "Forward Split"), with the Board of Director's authority to include, without limitation the authority to cause the officers of the Corporation to prepare and file a certificate or an amendment to the Articles of Incorporation with the Nevada Secretary of State describing or effecting the Forward Split.

     x: This Amendment was approved by the required vote of stockholders in accordance with the Corporation's law of the state of Nevada. The total number of outstanding shares of each class entitled to vote for the amendment is 11,580,745. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of 8,430,000 shares, or 73% of all shares entitled to vote.


Dated:  ___________________


We the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the state of Nevada, that we are the President and Secretary of the above-referenced Corporation, that we executed the above-referenced, that we executed the above-referenced Certificate of Amendment to the Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.


                                   /s/  Michael  Cummings
                                   -  -----------------------------------
                                   Michael  Cummings,  President

                                   /s/  Douglas  H.  Leighton
                                   -  ------------------------------------
                                   Douglas  H.  Leighton,  Secretary